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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30267) of Navigant Consulting, Inc. of our report dated February 11, 1998, relating to the consolidated financial statements of Resource Management International, Inc. and Subsidiaries as of December 31, 1997, which appears in this December 31, 1999 Form 10-K.

                                          /s/ Pricewaterhouse Coopers LLP

Sacramento, California
March 28, 2000
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                                                                    Exhibit 23.3

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Resources Management International, Inc.
Rancho Cordova, California


We have audited the accompanying consolidated balance sheet of Resource Management International, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resource Management International, Inc. and Subsidiaries at December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                             /s/ Coopers & Lybrand L.L.P.


Sacramento, California
February 11, 1998